As filed with the Securities and Exchange Commission on August 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entravision Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4783236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2425 Olympic Boulevard

Suite 6000 West

Santa Monica, California 90404

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Entravision Communications Corporation
2004 Equity Incentive Plan, As Amended

(Full title of the plan)

Mark A. Boelke

General Counsel & Secretary

Entravision Communications Corporation

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Name and Address of Agent for Services)

(310) 447-3870

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert G. Marshall II Peter E. Devlin Jones Day 21 Tudor Street London EC4Y 0DJ +44 20 7039 5959

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	8,000,000	$6.29 (2)	$50,320,000	$5,489.92

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Class A Common Stock, $0.0001 par value per share (“Common Stock”) that become issuable under the Entravision Communications Corporation 2004 Equity Incentive Plan, As Amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of Entravision Communications Corporation’s Common Stock, as reported on the New York Stock Exchange, Inc. on July 27, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Entravision Communications Corporation (hereinafter referred to as the “Company” or the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on April 12, 2021 (File No. 001-15997), including the information specifically incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2021;

(b) The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 7, 2021 (File No. 001-15997);

(c)The Company’s current reports on Form 8-K filed with the Commission since December 31, 2020, as follows: January 26, 2021, March 31, 2021, April 7, 2021, April 12, 2021 (solely with respect to Item 8.01), June 1, 2021, June 7, 2021, June 9, 2021 (solely with respect to Item 1.01) and July 6, 2021;

(d)The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on July 20, 2000 (File No. 001-15997) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document that also is deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

In accordance with the Delaware General Corporation Law, the Company’s Second Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders, for monetary damages except (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the fullest extent permitted by the Delaware General Corporation Law.

The Company’s Second Amended and Restated Certificate of Incorporation also provides mandatory indemnification for the benefit of our directors and officers and discretionary indemnification for the benefit of our employees and agents, in each instance to the fullest extent permitted by Delaware law. In addition, the Company has entered into individual indemnification agreements with each of its directors and officers providing additional indemnification benefits.

The Company maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Entravision Communications Corporation 2004 Equity Incentive Plan (Incorporated by reference to the Company’s Form 10-Q for the quarter ended June 30, 2004)

4.2	First Amendment, dated as of May 1, 2006, to 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended March 31, 2006)

4.3	Second Amendment, dated as of July 13, 2006, to 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2006)

4.4	Third Amendment, dated as of April 23, 2014, to 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2014)

4.5	Fourth Amendment, dated as of May 21, 2014, to 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 30, 2014)

4.6*	Fifth Amendment, dated as of April 27, 2021, to 2004 Equity Incentive Plan

4.7	Sixth Amendment, dated as of May 27, 2021, to 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 1, 2021)

4.8

Form of Stock Option Award under the Entravision Communications Corporation 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.17 the Company’s Form 10-K for the year ended December 31, 2004)

4.9	Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (directors) (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2014)

4.10	Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (directors) (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2018)

4.11	Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (employees) (Incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K for the year ended December 31, 2014)

4.12	Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (consultants) (Incorporated by reference to Exhibit 10.31 to the Company’s Form 10-K for the year ended December 31, 2014)

4.13

Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (performance-based) (Incorporated by reference to Exhibit 10.31 to the Company’s Form 10-K for the year ended December 31, 2015)

4.14	Form of Restricted Stock Unit Award under the 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K for the year ended December 31, 2016)

4.15

Second Amended and Restated Certificate of Incorporation of Entravision Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 30, 2004)

4.16	Fifth Amended and Restated Bylaws of Entravision Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 27, 2020)

5.1*	Opinion of Jones Day

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Power of attorney (included in the signature page to this Registration Statement)

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the informtion set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on August 2, 2021.

Entravision Communications Corporation.

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Walter F. Ulloa, Christopher T. Young and Mark Boelke and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter F. Ulloa Walter F. Ulloa	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	August 2, 2021

/s/ Christopher T. Young Christopher T. Young	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2021

/s/ Paul A. Zevnik Paul A. Zevnik	Director	August 2, 2021

/s/ Gilbert R. Vasquez Gilbert R. Vasquez	Director	August 2, 2021

/s/ Patricia Diaz Dennis Patricia Diaz Dennis	Director	August 2, 2021

/s/ Juan Saldívar von Wuthenau Juan Saldívar von Wuthenau	Director	August 2, 2021

/s/ Martha Elena Diaz Martha Elena Diaz	Director	August 2, 2021

/s/ Fehmi Zeko Fehmi Zeko	Director	August 2, 2021